Exhibit 11




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 2-67655 on Form N-1A of Liquid Cash Trust, Inc. of our report dated May 19, 2000 relating to the financial statements of Liquid Cash Trust appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.





Boston, Massachusetts
May 25, 2000